Exhibit 99.1

Quotient Technology Inc. Announces First Quarter 2022 Results

First Quarter 2022

  Quarterly Revenue of $78.5M
  GAAP Net Loss of $26.3M
  Adjusted EBITDA of ($7.1)M

SALT LAKE CITY--(BUSINESS WIRE)--May 4, 2022--Quotient Technology Inc. (NYSE: QUOT), the leading digital media and promotions technology company, today reported financial results for the first quarter ended March 31, 2022. Quotient’s complete first quarter 2022 financial results and management commentary can be found by accessing the Company’s stockholder letter under Key Resources on the overview page of the investor relations website.

“2022 is off to a solid start. We continue to focus on transforming Quotient’s business model from providing individual transactions to offering scalable solutions. I have the utmost faith in Matt and the leadership team to deliver strong revenue improvement, margin expansion and sustainable, profitable growth in the future,” said Steven Boal, CEO.

Matt Krepsik, CTO and CEO-Designee added, “We are making progress executing our strategy, leveraging the strength of our technology platform and the reach of our networks to make it easier for brands to reach consumers and shoppers to utilize promotions. We believe we will create value by delivering on our three growth pillars to expand our promotions network, simplify retail media buying and integrate media and promotions to drive outcomes for brands. As we enhance our product portfolio, streamline our business operations and expand our network expansion model, we believe Quotient will yield meaningful long-term returns for all of our stakeholders.”

As of February 26th, we fully exited our relationship with Albertsons Companies, Inc. (Albertsons). While we implemented cost cutting measures in advance of their transitioning off our platform, certain infrastructure was required to maintain service to Albertsons and to minimize disruption to our consumer packaged goods (CPG) clients. With the exiting of Albertsons now complete, we intend to focus on removing related stranded overhead costs, and intend to continue to lower our operating expenses over the course of the year.

As discussed previously, due to changes in our business model, portions of our media and promotions business have moved from gross revenue recognition to net revenue recognition, excluding third-party cost of revenues. Our Q1 2022 guidance assumed a reduction in our revenue of $15 million based on our estimate of the impact of these changes. The actual reduction to revenue was approximately $13 million. There is no impact from these adjustments on gross profits, adjusted EBITDA, operating cash flow or EPS. Given the impact these business changes will have on our reported revenue and our gross margin, we believe the best way to look at our business going forward will be on a gross profit basis.

Quotient continues to serve its 2,000+ brand partners in delivering performance-based marketing solutions designed to produce a high return on investment (ROI). The company’s focus remains on innovating to deliver further flexibility, automation and personalization to advertisers and retailers, and ultimately on increasing value to shoppers.

Outlook

Our Q2 and FY 2022 guidance reflects the loss of Albertsons in late February 2022 as well as an estimate of the impact to revenue from the transition of a portion of our promotions and media revenues to be recognized net of third-party costs.

For the second quarter of 2022 we expect:

  Revenue: $68 million to $76 million
  Non-GAAP Gross Profit: $35 million to $39 million
  Adjusted EBITDA: ($2) million to $2 million
  Operating Cash Flow: $7 million to $12 million

We reiterate our guidance for the full year 2022:

  Revenue: $330 million to $345 million
  Non-GAAP Gross Profit: $180 million to $190 million
  Adjusted EBITDA: $35 million to $45 million
  Operating Cash Flow: $15 million to $25 million

Call Information

The Company has posted a stockholder letter and an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q1 2022 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. You may also access the call and register with a live operator by dialing 1 (844) 200 6205, 1 (833) 950 0062 for Canada or +1 (929) 526 1599 for outside the U.S. You will be able to access the call by using code 501372. We suggest registering for call at least 15 minutes prior to the 2:00 p.m. PDT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with non-GAAP Gross Profit, non-GAAP Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP Operating Expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines non-GAAP Gross Profit as revenue less cost of revenues adjusted for stock-based compensation, amortization of acquired intangible assets, and restructuring charges, and non-GAAP Gross Margin as non-GAAP Gross Profit divided by Revenue.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of certain intangible assets, certain acquisition-related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs and restructuring charges. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; and non-GAAP operating expenses as operating expenses adjusted for changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, and shareholder activism response costs.

Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin”, "Reconciliation of Gross Profit to Non-GAAP Gross Profit", "Reconciliation of Operating Expenses to Non-GAAP Operating Expenses" and “Reconciliation of Gross Profit to Non-GAAP Gross Profit (Forecasted)” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company’s ability to transform its business model from one based on providing individual transactions to one offering scalable solutions; the Company’s planned business model change as setting the Company up for strong revenue improvement, margin expansion and sustainable, profitable growth in the future; the Company announcements in the near term about new partnerships; the Company’s continuing to build out its media demand side platform by providing automated and self-serve solutions that make it easy to plan, build, buy and measure campaigns and simplify campaign execution, and the expectation that this will lead to improved ROI for clients and better economics for the Company; the Company’s intent to focus on removing Albertsons-related overhead costs, and its intent to continue to lower its operating expenses over the remainder of fiscal 2022; Gross Profit as being the best way to assess the Company’s business going forward; the Company’s performance-based marketing solutions as being designed to produce a high ROI; and the future financial performance of Quotient including estimates for the second quarter of 2022 and the full fiscal year 2022, which include the Company’s estimate of the impact to revenue from the transition of a portion of the Company’s promotions and media revenues to be recognized net of third-party costs; Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s strategies relating to the growth of its platforms and its business, including pricing strategies; the Company’s expectations regarding the shift to digital promotions and advertising from off-line channels, and the size of the addressable market for the solutions the Company offers; the Company’s ability to adapt to CPGs and retailer's changes in marketing goals, strategies and budgets and the timing of their spending on media and promotions solutions; the rate at which transitions in the Company’s business model will occur and the expected benefits to advertisers and retail partners; the Company’s ability to successfully and timely implement changes in its business model, including transitioning the pricing of promotions offerings from cost-per-acquisition to duration-based pricing and increasing the proportion of self-service and automated solutions on the Company’s platforms; the Company’s ability to maintain and grow the size of its targetable audience; the Company’s ability to expand the use of its media and promotions offerings by consumers; the Company’s ability to innovate its consumer solutions and experiences to retain and grow its consumer base; the Company’s ability to increase revenues from CPGs already on its platforms, as well as expand its CPG base of customers; the Company’s ability to increase the number of smaller CPG advertisers that use, or desire to use, the Company’s solutions; the Company’s ability to maintain and grow retailers in its network, increase the number of marketing distribution partners in its network, and expand its network with new verticals; the Company’s ability to expand the number, variety, quality, and relevance of promotions available on the Company’s platforms and through its network; the Company’s ability to grow its digital promotions business by increasing the reach of its promotions platforms, and the Company’s ability to successfully execute and expand its promotions solutions into areas such as national promotions and national rebates; and the Company’s ability to demonstrate the value of its platforms through trusted measurement metrics; the impacts of the ongoing COVID-19 pandemic, which may continue to impact the Company's business, plans and results of operations, as well as the value of the Company's common stock; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 1, 2022, its Form 10-K/A Amendment No. 1 filed with the SEC on April 29, 2022, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is the leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, CVS, Dollar General, Peapod Digital Labs, a company of Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	202,583	237,417
Accounts receivable, net	114,263	177,216
Prepaid expenses and other current assets	20,514	19,312
Total current assets	337,360	433,945
Property and equipment, net	21,845	22,660
Operating lease right-of-use-assets	19,393	23,874
Intangible assets, net	10,355	13,003
Goodwill	128,427	128,427
Other assets	12,895	13,571
Total assets	$530,275	$635,480
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,578	$18,021
Accrued compensation and benefits	12,241	20,223
Other current liabilities	58,009	95,279
Deferred revenues	21,209	26,778
Contingent consideration related to acquisitions	—	22,275
Convertible senior notes, net	199,377	188,786
Total current liabilities	299,414	371,362
Operating lease liabilities	25,551	26,903
Other non-current liabilities	419	522
Deferred tax liabilities	1,991	1,991
Total liabilities	327,375	400,778

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	687,557	731,672
Accumulated other comprehensive loss	(1,213)	(1,099)
Accumulated deficit	(483,445)	(495,872)
Total stockholders’ equity	202,900	234,702
Total liabilities and stockholders’ equity	$530,275	$635,480

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$78,456	$115,316
Cost of revenues (1)	49,078	71,984
Gross profit	29,378	43,332
Operating Expenses:
Sales and marketing (1)	21,936	27,365
Research and development (1)	9,756	12,056
General and administrative (1)	22,708	12,833
Change in fair value of contingent consideration	—	285
Total operating expenses	54,400	52,539
Loss from operations	(25,022)	(9,207)
Interest expense	(1,154)	(3,730)
Other income (expense), net	36	(228)
Loss before income taxes	(26,140)	(13,165)
Provision for income taxes	166	249
Net loss	$(26,306)	$(13,414)

Net loss per share, basic and diluted	$(0.28)	$(0.15)

Weighted-average shares used to compute net loss per share, basic and diluted	94,924	92,413

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenues	$532	$423
Sales and marketing	891	1,255
Research and development	967	972
General and administrative	3,352	3,194
Total stock-based compensation	$5,742	$5,844

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(26,306)	$(13,414)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,562	9,431
Stock-based compensation	5,742	5,844
Amortization of debt discount and issuance cost	247	2,846
Impairment of long-lived and right-of-use assets	5,981	—
Allowance (recovery) for credit losses	(396)	(143)
Deferred income taxes	—	249
Change in fair value of contingent consideration	—	285
Other non-cash expenses	1,540	958
Changes in operating assets and liabilities:
Accounts receivable	63,348	18,125
Prepaid expenses and other assets	(1,168)	4,984
Accounts payable and other liabilities	(46,577)	(16,761)
Payments for contingent consideration and bonuses	(19,008)	—
Accrued compensation and benefits	(8,003)	(1,771)
Deferred revenues	(5,570)	(123)
Net cash (used in) provided by operating activities	(25,608)	10,510

Cash flows from investing activities:
Purchases of property and equipment	(2,557)	(2,797)
Net cash used in investing activities	(2,557)	(2,797)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	—	13,070
Payments for taxes related to net share settlement of equity awards	(969)	(2,246)
Principal payments on promissory note and capital lease obligations	(89)	(163)
Payments for contingent consideration	(5,686)	—
Net cash (used in) provided by financing activities	(6,744)	10,661
Effect of exchange rates on cash and cash equivalents	75	(40)
Net (decrease) increase in cash and cash equivalents	(34,834)	18,334
Cash and cash equivalents at beginning of period	237,417	222,752
Cash and cash equivalents at end of period	$202,583	$241,086

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022		2021
	$	%	$	%
Net Loss ($) / Loss Margin (%) (2)	$(26,306)	(33%)	$(13,414)	(11%)
Adjustments:
Stock-based compensation	5,742	7%	5,844	5%
Depreciation and amortization	4,561	6%	9,431	8%
Acquistion related costs and other (1)	7,621	10%	482	1%
Change in fair value of contingent consideration	—	—	285	—
Interest expense	1,154	1%	3,730	3%
Other (income) expense, net	(36)	—	228	—
Provision for income taxes	166	—	249	—

Total adjustments	$19,208	24%	$20,249	17%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%) (2)	$(7,098)	(9%)	$6,835	6%

(1) For the three months ended March 31, 2022, Other includes a charge of $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to restructuring charges. The three months ended March 31, 2021, include no other costs. Acquisition related costs primarily include certain bonuses contingent upon the acquired company meeting certain financial metrics over the contingent consideration period and diligence, accounting, and legal expenses incurred related to certain acquisitions. Restructuring charges relate to severance for impacted employees.

(2) Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Q1 FY 21	Q2 FY 21	Q3 FY 21	Q4 FY 21	Q1 FY 22
Net loss	$(13,414)	$(17,201)	$(7,843)	$(7,110)	$(26,306)
Adjustments:
Stock-based compensation	5,844	6,540	4,690	5,738	5,742
Depreciation and amortization	9,431	7,707	7,287	5,039	4,561
Acquistion related costs and other (1)	482	3,251	8,720	1,980	7,621
Change in fair value of contingent consideration	285	242	245	620	—
Interest expense	3,730	3,767	3,809	3,871	1,154
Other (income) expense, net	228	(194)	96	80	(36)
Provision for income taxes	249	218	323	2,841	166

Total adjustments	$20,249	$21,531	$25,170	$20,169	$19,208

Adjusted EBITDA (1)	$6,835	$4,330	$17,327	$13,059	$(7,098)

Adjusted EBITDA Margin (2)	6%	3%	13%	9%	(9%)

(1) Adjusted EBITDA, a non-GAAP financial measure, is net loss adjusted for stock-based compensation, depreciation and amortization, change in fair value of contingent consideration, interest expense, other (income) expense, net, provision for income taxes, and acquistion related costs and other, which includes: charge of $2.6 million related to the impairment of a promotion service right and restructuring charges of $0.2 million during Q2 FY21; charge of $6.5 million related to the impairment of certain intangible assets and restructuring charges of $1.8 million during Q3 FY21; shareholder activism response costs of $0.9 million and restructuring charges of $0.7 million during Q4 FY21; charge of $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to restructuring charges during Q1 FY22.

(2) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
(Unaudited, in thousands)

	Q1 FY 21	Q4 FY 21	Q1 FY 22
Revenues	$115,316	$146,414	$78,456

Cost of revenues (GAAP)	$71,984	$91,992	$49,078
(less) Stock-based compensation	(423)	(556)	(532)
(less) Amortization of acquired intangible assets	(6,593)	(2,337)	(2,294)
(less) Restructuring charges	—	(158)	(13)
Cost of revenues (Non-GAAP)	$64,968	$88,941	$46,239

Gross profit (GAAP)	$43,332	$54,422	$29,378
Gross margin percentage (GAAP)	37.6%	37.2%	37.4%

Gross profit (Non-GAAP)*	$50,348	$57,473	$32,217
Gross margin percentage (Non-GAAP)	43.7%	39.3%	41.1%

* Non-GAAP gross profit excludes stock-based compensation, amortization of acquired intangible assets, and restructuring charges.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Q1 FY 21	Q2 FY 21	Q3 FY 21	Q4 FY 21	Q1 FY 22
Revenues	$115,316	$123,880	$135,884	$146,414	$78,456

Sales and marketing expenses	27,365	28,467	29,401	27,030	21,936
(less) Stock-based compensation	(1,255)	(1,181)	(1,411)	(1,165)	(891)
(less) Amortization of acquired intangible assets	(866)	(866)	(837)	(637)	(354)
(less) Restructuring charges	—	(217)	(903)	(328)	3
Non-GAAP Sales and marketing expenses	$25,244	$26,203	$26,250	$24,900	$20,694
Non-GAAP Sales and marketing percentage	22%	21%	19%	17%	26%

Research and development	12,056	11,411	11,074	10,400	9,756
(less) Stock-based compensation	(972)	(977)	(1,076)	(851)	(967)
(less) Restructuring charges	—	—	(463)	(106)	3
Non-GAAP Research and development expenses	$11,084	$10,434	$9,535	$9,443	$8,792
Non-GAAP Research and development percentage	10%	8%	7%	6%	11%

General and administrative expenses	12,833	15,009	12,244	16,690	22,708
(less) Stock-based compensation	(3,194)	(3,981)	(1,678)	(3,166)	(3,352)
(less) Restructuring charges	—	—	(463)	(83)	(45)
(less) Acquisiton related costs	(482)	(453)	(380)	(381)	—
(less) Impairment of long-lived and right-of-use assets	—	—	—	—	(6,119)
(less) Shareholder activism response costs	—	—	—	(925)	(1,450)
Non-GAAP General and administrative expenses	$9,157	$10,575	$9,723	$12,135	$11,742
Non-GAAP General and administrative percentage	8%	9%	7%	8%	15%

Non-GAAP Operating expenses*	$45,485	$47,212	$45,508	$46,478	$41,228
Non-GAAP Operating expense percentage	39%	38%	33%	32%	53%

* Non-GAAP operating expenses excludes changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, and shareholder activism response costs.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT (FORECASTED)
(Unaudited, in thousands)

	Q2 FY 22 (Forecast)		FY22 (Forecast)
	Low	High	Low	High
Revenues	$68,000	$76,000	$330,000	$345,000

Cost of revenues (GAAP)	$35,900	$40,000	$157,200	$162,300
(less) Stock-based compensation	(400)	(500)	(1,400)	(1,500)
(less) Amortization of acquired intangible assets	(2,500)	(2,500)	(5,800)	(5,800)
Cost of revenues (Non-GAAP)	$33,000	$37,000	$150,000	$155,000

Gross profit (GAAP)	$32,100	$36,000	$172,800	$182,700

Gross profit (Non-GAAP)	$35,000	$39,000	$180,000	$190,000

Contacts

Investor Relations:
Marla Sims
Vice President of Investor Relations
msims@quotient.com